UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): June 14, 2024 (June 10, 2024)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 10, 2024, Vivos Therapeutics, Inc., a Delaware corporation, (the “Company”), entered into a securities purchase agreement (the “SPA”) with V-CO Investors LLC, a Wyoming limited liability company (“V-CO”). V-CO is an affiliate of New Seneca Partners Inc., a Michigan corporation (“Seneca”), a leading independent private equity firm.

Pursuant to the SPA, the Company sold to V-CO in a private placement offering (the “Private Placement”): (i) 169,498 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) a pre-funded warrant to purchase 3,050,768 shares of Comon Stock (the “Pre-Funded Warrant”, with the shares of Common Stock underlying the Pre-Funded Warrant being referred to as the “PFW Shares”), and (iii) a Common Stock Purchase Warrant to purchase up to 3,220,266 shares of Common Stock (the “Common Stock Purchase Warrant, and together with the Pre-Funded Warrant, the “Warrants”, and with the shares of Common Stock underlying the Common Stock Purchase Warrant being referred to as the “Warrant Shares”).

V-CO paid a purchase price of $2.329 for each Share and Pre-Funded Warrant Share and associated Common Stock Purchase Warrant, with such price being established for purposes of compliance with the listing rules of the Nasdaq Stock Market LLC. The Private Placement closed on June 10, 2024. The Company received gross proceeds of $7,500,000 from the Private Placement. The Company intends to use the net proceeds from the Private Placement for general working capital and general corporate purposes. No placement agent was used in connection with the Private Placement.

The Common Stock Purchase Warrant has a five year term, an exercise price of $2.204 per share and became exercisable immediately as of the date of issuance. The Pre-Funded Warrant has a term ending on the complete exercise of the Pre-Funded Warrant, an exercise price of $0.0001 per share and became exercisable immediately as of the date of issuance. The Warrants also contain customary stock-based (but not price-based) anti-dilution protection as well as beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company.

The SPA provides that for a period of three (3) years from the closing of the Offering, Seneca shall be entitled to (i) receive notice of any regular or special meeting of the Company’s board of directors (the “Board”) at the time such notice is provided to the members of the Board, (ii) receive copies of any materials delivered to the Company’s directors in connection with such meetings and (iii) allow one Seneca representative (who shall be an officer or employee of Seneca) to attend and participate (but not vote) in all such meetings of the Board. The SPA also includes standard representations, warranties, indemnifications, and covenants of the Company and V-CO.

The terms of the SPA require the Company to file a registration statement on Form S-3 or other appropriate form (the “Resale Registration Statement”) registering the Shares, the PFW Shares and the Warrant Shares (collectively, the “Registerable Securities”) for resale no later than July 25, 2024 and to use commercially reasonable best efforts to cause the Resale Registration Statement to be effective by September 8, 2024. The Company must also use its commercially reasonable efforts to keep the Resale Registration Statement continuously effective (including by filing a post-effective amendment to the Resale Registration Statement or a new registration statement if the Resale Registration Statement expires) for a period of three (3) years after the date of effectiveness of the Resale Registration Statement or for such shorter period as such securities no longer constitute Registrable Securities, subject to certain limitations specified in the SPA.

Strategic Alliance Agreement

On June 10, 2024, VSI Providers, PLLC, a wholly-owned subsidiary of the Company (“VSI”), and Rebis Health Holdings, LLC (“Rebis”), entered into a strategic alliance agreement (the “SAA”) providing for a joint marketing and distribution arrangement under which each party’s products and services will be offered together as a comprehensive solution to patients seeking sleep apnea treatment. Rebis and its affiliates operate multiple sleep testing and treatment centers in Colorado. VSI has a network of licensed dental professionals trained in providing various sleep apnea treatment-related services and, through its affiliates, access to additional products and services related to sleep apnea treatment. The Company and V-CO are third-party beneficiaries of the SAA.

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Under the SAA VSI shall provide Rebis access to licensed dental professionals trained in providing certain dental services (each a “VSI Dental Provider”) to provide such dental services in designated practice locations (as described in the SAA); provided, that nothing in the SAA restrict Rebis’ right to utilize the dental services of its own employees in a similar capacity as the VSI Dental Providers.

Pursuant to the SAA, Rebis will be entitled to receive from VSI an agreed upon percentage of patient payments collected by VSI Dental Providers, less certain administrative fees charged by VSI and agreed to direct cost deductions.

The term of the SAA commences as of its effective date and continues for a period of two (2) years unless sooner terminated. At the end of the initial term of the agreement, the SAA will automatically renew for additional one (1) year terms unless either party gives written notice of its intent not to renew at least sixty (60) days prior to the end of the then-current term. VSI and Rebis each may terminate the SAA (subject to applicable notice and cure periods) on breaches of the SAA, bankruptcy, and similar events

The SAA contains standard covenants regarding compliance with applicable laws, a two year non-solicitation of personnel provision, intellectual property, insurance and maintaining the confidentiality of communications and proprietary information. The SAA also contains customary representations and warranties of the parties, indemnification, and liability limitations.

Management Services Agreement

Also on June 10, 2024, the Company, Airway Integrated Management Company, LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“AIM”), and V-CO entered into a management services agreement (the “MSA”). Pursuant to the MSA, V-CO will provide certain management, consulting, and advisory services to the Company related to the SAA.

The term of the MSA commences on the effective date of the agreement and continues until the later of (i) June 10, 2027 or (ii) such time as V-CO has received two (2) times its original investment in the Private Placement (the “MSA Term”). The MSA will automatically renew for additional terms of one (1) year unless any party sooner terminates the agreement in accordance with the terms of the MSA.

During the MSA Term, V-CO will provide to the Company and AIM oversight, management consulting and advisory services, including, without limitation: (i) management of general and administrative expenses of the SAA, (ii) advice on strategy of the SAA with a view towards maximizing the revenue and profit generated by the SAA, (iii) searches for additional potential sleep center operators to form strategic alliances with, (iv) making introductions to industry contacts of V-CO and its affiliates (including Seneca) for purposes of expanding the business and opportunities of the Company, AIM, VSI and the SAA, and (v) performing other services as may be reasonably requested from time to time by the Company, VSI or the AIM, and agreed to by V-CO, taking into account the level of compensation for services and other engagements that V-CO and its affiliates may have (collectively, the “Management Services”).

As consideration for the Management Services, AIM has agreed to pay to V-CO for three (3) years a management fee equal to $37,500 per quarter, payable quarterly in arrears, with a minimum of $25,000 per quarter paid in cash and the remaining up to $12,500 per quarter paid in the form of cash or restricted Common Stock, as decided by V-CO (the “Management Fee”). The value of restricted Common Stock, if any, paid as part of the Management Fee will be calculated based upon the average 5-day closing price of the Common Stock ending as of the end of each applicable quarter (or, if the Common Stock is not then publicly listed, as determined in good faith by the Board using industry standard valuation metrics).

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In addition to the Management Fee, V-CO will also receive a quarterly cash participation payment from AIM (the “Participation Payment”) equal to an agreed upon percentage of the net positive cash flow (as determined in accordance with U.S. generally accepted accounting principles) generated by the operations of the SAA and received by VSI pursuant to the SAA (“Net Cash Flow”). The Participation Payment shall accrue (the “Accrued Amount”) and not be paid until the Company on a consolidated basis is cash flow positive from operations, as reported in its Securities and Exchange Commission (“SEC”) filings (the “Participation Trigger Event”) (meaning the Company shall receive all Net Cash Flow (if any) from VSI until the occurrence of the Participation Trigger Event). The Profit Participation shall continue to be earned quarterly until the later of such time as (i) V-CO receives an amount equal to two (2) times its investment in the Private Placement; or (ii) or June 10, 2027.

The MSA contains customary covenants regarding confidentiality and indemnification. Under the MSA, V-CO will also assign to AIM or its affiliates V-CO’s entire right, title, and interest in any intellectual property it creates while working for or on behalf of AIM.

On June 10, 2024, the Company issued a press release announcing the closing of the Private Placement and the execution of the SAA. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Offering are incorporated by reference into this Item 3.02. The Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of the Company, dated June 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: June 14, 2024	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer

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